UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Agreement and Release with the Chief Operating Officer.

As previously announced on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2011, Major General (Ret.) H. Marshal Ward, the Chief Operating Officer of Integral Systems, Inc. (the “Company” or “ISI”), resigned as an employee of the Company, effective February 4, 2011 (the “Separation Date”). In connection with his resignation, the Company and General Ward entered into an Agreement and Release, dated March 2, 2011 (the “Agreement”), setting forth the terms of General Ward’s departure from the Company.

Under the terms of the Agreement, effective as of the Separation Date, General Ward resigned his employment and all positions with the Company and its affiliates (including, for the avoidance of doubt, as Chief Operating Officer of ISI and any officer and board of director position with any ISI affiliate). The Company has agreed to pay to General Ward (1) his current base salary in installments on the Company’s regular payroll schedule for twelve (12) months after the Separation Date; (2) any Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for General Ward and his dependents for twelve (12) months after the Separation Date (or, if earlier, when COBRA coverage is no longer required); and (3) any amount owed to General Ward for accrued vacation days. The Company will also pay to General Ward a lump sum of $23,623 on the first payroll date following the date the Agreement and Release becomes irrevocable. The Agreement also provides that, as of the Separation Date, the 50,000 stock options granted to General Ward on August 31, 2009 (the “Options”) will fully vest, and General Ward may exercise the Options until August 31, 2019. In addition, the Company will pay General Ward an annual bonus with respect to fiscal year 2011, in amount equal to the annual bonus that General Ward would have earned for the 2011 fiscal year had he remained an employee of ISI (with such bonus determined in the same manner as the annual bonus for the 2011 fiscal year is determined for other named executive officers of ISI).

The Agreement also contains a mutual release of claims and General Ward’s agreement to comply with the confidentiality, non-competition and non-solicitation covenants contained in General Ward’s Employment Agreement, effective as of August 31, 2009, which was previously filed with the Securities and Exchange Commission, as well as covenants in his Confidentiality Agreement with the Company, dated as of September 5, 2009. The Agreement otherwise supersedes the Employment Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Agreement and Release between Major General (Ret.) H. Marshal Ward and Integral Systems, Inc., dated March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: March 4, 2011	By:	/s/ R. Miller Adams
	Name:	R. Miller Adams
	Title:	General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Release between Major General (Ret.) H. Marshal Ward and Integral Systems, Inc., dated March 2, 2011.